Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-181250 on Form S-4 of our reports dated February 21, 2012 relating to the financial statements and financial statement schedule of Pentair, Inc. and subsidiaries, and the effectiveness of Pentair, Inc. internal control over financial reporting, appearing in the Annual Report on Form 10-K/A for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Minneapolis, Minnesota

June 19, 2012